Exhibit 1.1

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of April 13, 2011 (this “Amendment”), is entered into between NARA BANCORP, INC., a Delaware corporation (“Nara”), and CENTER FINANCIAL CORPORATION, a California corporation (“Center Financial”). Nara and Center Financial are sometimes referred to herein collectively as the “Parties” and individually as a “Party.” All capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Parties have heretofore entered into that certain Agreement and Plan of Merger, dated as of December 9, 2010 (the “Merger Agreement”), providing, among other things, for the merger of Center Financial with and into Nara and the merger of Center Bank with and into Nara Bank concurrently therewith or as soon as reasonably practicable thereafter (the “Original Bank Merger”); and

WHEREAS, pursuant to Sections 2.3 and 7.3 of the Merger Agreement, the Parties wish to amend the Merger Agreement as set forth in this Amendment for the purpose of effectuating a change to the structure of the Original Bank Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, subject to the conditions set forth in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1. Recitals. The last clause in the recitals of the Merger Agreement is amended and restated to read in its entirety as follows:

“WHEREAS, the boards of directors of Nara’s wholly owned subsidiary, Nara Bank, a California state chartered banking corporation (“Nara Bank”), and Center Financial’s wholly owned subsidiary, Center Bank, a California state chartered banking corporation (“Center Bank”), have approved, and declared it to be advisable and in the best interests of their respective stockholders, Nara and Center Financial, to consummate, concurrently with or as soon as reasonably practicable after the Merger, a business combination transaction in which Nara Bank would merge with and into Center Bank (the “Bank Merger”).”

2. Section 2.1 (b). The fourth sentence of Section 2.1(b) of the Merger Agreement, which begins with the words “Other than”, is amended by adding the following phrase to appear immediately after such beginning words: “any increases in outstanding shares of Nara Common Stock resulting from issuances of Nara Common Stock in connection with capital raising transactions approved by Center and”.

3. Section 3.1(c)(iii). Section 3.1(c)(iii) of the Merger Agreement is amended and restated to read in its entirety as follows:

“(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (acting in any capacity) is required by or with respect to Center Financial or any Subsidiary of Center Financial in connection with the execution and delivery of this Agreement by Center Financial or the consummation by Center Financial of the transactions contemplated hereby, the failure to make or obtain which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Center Financial or the Surviving Corporation, except for (A) the filing of appropriate applications and notices with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the BHC Act and with the FDIC under the Bank Merger Act of 1960, as amended (the “Bank Merger Act”), and approval of the same, (B) the filing of an appropriate application with the California Department of Financial Institutions (the “DFI”) and approval of the same (the approvals required by the immediately preceding clauses (A) and (B) are referred to herein collectively as the “Requisite Regulatory Approvals”), (C) the filing with the SEC of (1) the Form S-4, including the Joint Proxy Statement/Prospectus and (2) such reports under Sections 12, 13(a), 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (D) the filing of the Certificate of Merger (or other appropriate documents as provided herein or in the CGCL) with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, (E) obtaining the appropriate approvals or consents under each loss-sharing agreement with the FDIC to which Center Financial or any Subsidiary of Center Financial is a party (the “Loss-Sharing Approvals”), (F) such filings, notifications and approvals as may be required under the Small Business Investment Act of 1958 (“SBIA”) and the rules and regulations of the Small Business Administration (“SBA”) thereunder and (G) the filing of such notifications as may be required with the state banking regulatory authorities in the States of Illinois, New Jersey, New York and Washington.”

4. Section 3.2(c)(iii). Section 3.2(c)(iii) is amended and restated to read in its entirety as follows:

“(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (acting in any capacity) is required by or with respect to Nara or any Subsidiary of Nara in connection with the execution and delivery of this Agreement by Nara or the consummation by Nara of the transactions contemplated hereby, the failure to make or obtain which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Nara or the Surviving Corporation, except for (A) the Requisite Regulatory Approvals, (B) the filing with the SEC of (1) the Form S-4, including the Joint Proxy Statement/Prospectus and (2) such reports under Sections 12, 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (C) the filing of the Certificate of Merger (or other appropriate documents as provided herein or in the CGCL) with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, (D) such filings, notifications and approvals as may be required under the

SBIA and the rules and regulations of the SBA thereunder; and (E) the filing of such notifications as may be required with the state banking regulatory authorities in the States of Illinois, New Jersey, New York and Washington.”

5. Section 5.9(b). Section 5.9(b) of the Merger Agreement is amended and restated to read in its entirety as follows:

“(b) Nara shall take all actions necessary, including by adopting an amendment to the Certificate of Incorporation of Nara, to provide that, effective as of the Effective Time, the name of the Surviving Corporation shall be changed to a name mutually acceptable to Center Financial and Nara. Center Financial shall cause Center Bank to take all actions necessary, including by causing Center Bank to adopt an amendment to the Articles of Incorporation of Center Bank, to provide that, effective as of the Effective Time, the name of Center Bank shall be changed to a name mutually acceptable to Center Financial and Nara.”

6. Exhibit 1.4. Exhibit 1.4 to the Merger Agreement is amended by replacing each reference therein to “Nara Bank” with “Center Bank”.

7. Exhibit 1.5. Exhibit 1.5 to the Merger Agreement is amended and restated to read in its entirety as set forth in the form attached to this Amendment as Exhibit A.

8. Representations and Warranties. Each Party represents and warrants to the other as follows: (a) such Party has all requisite corporate power and authority to enter into this Amendment; (b) the execution and delivery of this Amendment has been duly authorized by all necessary corporate action on the part of such Party; and (c) this Amendment has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

9. Reference to and Effect on the Merger Agreement. Except as specifically amended by this Amendment, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed by the Parties in all respects. This Amendment and the matters set forth herein shall be governed by the terms and conditions of the Merger Agreement, as amended hereby, which are incorporated by reference into this Amendment. This Amendment shall be construed as one with the Merger Agreement, and the Merger Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Merger Agreement, the terms and provisions of this Amendment shall govern.

10. Counterparts. This Amendment may be executed in counterparts (which counterparts may be delivered by facsimile or other commonly used electronic means), each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

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IN WITNESS WHEREOF, Nara and Center Financial have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

NARA BANCORP, INC.

By:	/s/ Alvin D. Kang
Name:	Alvin D. Kang
Title:	President and Chief Executive Officer

CENTER FINANCIAL CORPORATION

By:	/s/ Richard S. Cupp
Name:	Richard S. Cupp
Title:	President

EXHIBIT A

AGREEMENT OF BANK MERGER

THIS AGREEMENT OF BANK MERGER, dated as of [•], 2011 (this “Bank Merger Agreement”), is entered into between Nara Bank, a California state-chartered bank and a wholly owned subsidiary of Nara Bancorp, Inc., a Delaware corporation (“Nara”), and Center Bank, a California state-chartered bank and a wholly owned subsidiary of Center Financial Corporation, a California corporation (“Center Financial”). Nara Bank and Center Bank are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

WHEREAS, Nara and Center Financial entered into an Agreement and Plan of Merger, dated as of December 9, 2010 (the “Agreement”), providing, among other things, for the merger of Center Financial with and into Nara (the “Merger”);

WHEREAS, in connection with the Merger, Nara and Center Financial desire to merge Nara Bank with and into Center Bank (the “Bank Merger”) concurrently with or as soon as reasonably practicable after the consummation of the Merger upon the terms and subject to the conditions set forth in this Bank Merger Agreement and the Agreement; and

WHEREAS, for federal income tax purposes, it is intended that the Bank Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the Parties intend, by executing this Bank Merger Agreement, to adopt a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Bank Merger Agreement and the Agreement, subject to the conditions set forth in this Bank Merger Agreement and the Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1. Effective Time. Upon the terms and subject to the conditions set forth in this Bank Merger Agreement and the Agreement, concurrently with or as soon as reasonably practicable after the consummation of the Merger, Nara Bank and Center Bank shall cause the Bank Merger to be consummated by filing a copy of this Bank Merger Agreement, certified by the Secretary of State of the State of California pursuant to Section 1103 of the California General Corporation Law (the “CGCL”), with the Commissioner of Financial Institutions of the State of California pursuant to Section 4887 of the California Financial Code (the “CFC”). The Bank Merger shall become effective upon the time and date of such filing (the “Effective Time”).

2. The Merger. Center Bank shall be the surviving bank in the Bank Merger (the “Surviving Bank”). At the Effective Time, Nara Bank shall be merged with and into Center Bank and the separate existence of Nara Bank shall cease. The Bank Merger shall be governed by, and shall have the effects set forth in, the CGCL and the CFC. Center Bank shall take all actions necessary to adopt an amendment to the Articles of Incorporation of Center Bank to provide that, effective as of the Effective Time, the name of the Surviving Bank shall be changed to a name mutually acceptable to Center Bank and Nara Bank.

3. Effects of the Merger.

(a) At the Effective Time, the Surviving Bank shall succeed, without other transfer, to all the rights and properties, and shall be subject to all the debts and liabilities, of Nara Bank, and the separate existence of Center Bank, with all its purposes, objects, rights, powers, privileges, liabilities, obligations and franchises, shall continue unaffected and unimpaired by the Bank Merger.

(b) The Articles of Incorporation (as amended effective as of the Effective Time to reflect the new name of the Surviving Bank) and the Bylaws of Center Bank, as in effect as of the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Bank, until thereafter altered, amended or repealed in accordance with their terms and applicable law.

(c) The shares of Center Bank common stock, no par value per share (“Center Bank Common Stock”) and the shares of Nara Bank common stock, no par value per share (“Nara Bank Common Stock”) shall be treated as follows at the Effective Time: (i) each share of Center Bank Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Center Bank Common Stock; and (ii) each share of Nara Bank Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled by operation of law without consideration and cease to be an issued and outstanding share of Nara Bank Common Stock.

4. Procurement of Approvals. This Bank Merger Agreement shall be subject to the approval of Nara, as the sole shareholder of Nara Bank, and Center Financial, as the sole shareholder of Center Bank, at meetings to be called and held or by consent in lieu thereof in accordance with the applicable provisions of law and their respective organizational documents. Nara Bank and Center Bank shall use their commercially reasonable best efforts to proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by applicable law or otherwise necessary for the consummation of the Bank Merger on the terms provided herein, including, without limitation, the preparation and submission of such applications or other filings for approval of the Bank Merger as may be required by applicable laws and regulations.

5. Conditions Precedent. The obligations of the Parties under this Bank Merger Agreement shall be subject to: (a) the approvals of this Bank Merger Agreement by Nara, as the sole shareholder of Nara Bank, and Center Financial, as the sole shareholder of Center Bank, at meetings duly called and held or by consent or consents in lieu thereof, in each case without any exercise of such dissenters’ rights as may be applicable; (b) receipt of approval of the Bank Merger from all governmental and banking authorities whose approval is required by applicable laws and regulations; and (c) the consummation of the Merger pursuant to the Agreement at or before the Effective Time.

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6. General Provisions.

(a) Termination and Agreement. The obligations of the Parties to effect the Bank Merger shall be subject to all the terms and conditions contained in the Agreement. This Bank Merger Agreement shall terminate, without any further action of any Party, notwithstanding shareholder approval, in the event that the Agreement shall be terminated as provided therein prior to the Effective Time.

(b) Amendment. This Bank Merger Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of each of the Parties at any time prior to the Effective Time.

(c) Successors and Assigns. This Bank Merger Agreement shall be binding upon and enforceable by the Parties and their respective successors and permitted assigns, but this Bank Merger Agreement may not be assigned by any Party, by operation of law or otherwise, without the prior written consent of the other Party.

(d) Governing Law. This Bank Merger Agreement shall be governed by and construed in accordance with the laws of the State of California (without giving effect to choice of law principles thereof).

(e) Counterparts. This Bank Merger Agreement may be executed in counterparts (which counterparts may be delivered by facsimile or other commonly used electronic means), each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

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IN WITNESS WHEREOF, Nara Bank and Center Bank have caused this Bank Merger Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

NARA BANK

By:
Name:
Title:

By:
Name:
Title:

CENTER BANK

By:
Name:
Title:

By:
Name: